Calculation of Filing Fee Tables
S-1
Collab Z Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	457(o)			$ 5,750,000.00	0.0001381	$ 794.07
Fees Previously Paid	2	Equity	Common Stock	457(o)			$ 17,250,000.00		$ 2,382.22
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 23,000,000.00		$ 3,176.29
			Total Fees Previously Paid:						$ 1,401.93
			Total Fee Offsets:						$ 980.30
			Net Fee Due:						$ 794.06
Offering Note
[1]	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of share sub-divisions, share capitalization or similar transactions. Includes shares of common stock that may be purchased by the underwriter pursuant to their over-allotment option.

[2]	The Registrant's Registration Statement on Form S-1 (Registration No. 333-293881) was initially filed on February 21, 2026, registering $17,250,000 in securities with a total registration fee of $2,382.23. Of this amount, $1,401.93 was paid in cash and $980.30 was applied as a fee offset pursuant to Rule 457(b) from the Registrant's prior Registration Statement on Form S-1 (Registration No. 333-288817), which was initially filed on July 21, 2025, became effective on November 9, 2025, and was terminated with no sales of securities thereunder.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		S-1	333-288817	07/21/2025		$ 980.30
Fee Offset Sources		COLLAB Z INC.	S-1	333-288817		07/21/2025						$ 980.30
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Explanation of the basis for claimed offset:
[1]	The Registrant's Registration Statement on Form S-1 (Registration No. 333-288817) was initially filed on July 21, 2025, and became effective on November 9, 2025. The offering under the previous Form S-1 was terminated, and there were no sales of the Registrant's securities under such Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date